Anchor National Life
Insurance Company
1 SunAmerica Center
Los Angeles, CA 90067-6022
310.772.6000
                                            ANCHOR NATIONAL LOGO
Mailing Address                             A SunAmerica Company
P.O. Box 54197
Los Angeles, CA 90054-0197

VIA EDGAR
----------

May 29, 2002

Board of Directors
Anchor National Life
Insurance Company
1 SunAmerica Center
Los Angeles, CA 90067-6022

            Re:        Opinion of Counsel
                       Variable Separate Account Nine
                       Alliance Ovation Advisor Variable Annuity

Gentlemen:

Referring to this Pre-Effective Amendment to a Registration Statement on Form N-4 (the "Registration Statement") filed by AIG SunAmerica Life Assurance Company, formerly Anchor National Life Insurance Company and doing business as "Anchor National," with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and having examined and being familiar with the articles of incorporation, by-laws and other pertinent records and documents of Anchor National, I am of the opinion that:

        1) Anchor National is a duly organized and existing stock life insurance company under the laws of the State of Arizona; and

        2) The annuity contracts being registered by the Registration Statement will, upon sale thereof, be legally issued, fully paid and nonassessable, and, to the extent that they are construed to constitute debt securities, will be binding obligations of Anchor National, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

I am licensed to practice law in the State of California, and the foregoing opinions are limited to the laws of the State of California, the general corporate law of the State of Arizona and federal law. I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

Very truly yours,

/s/ CHRISTINE A. NIXON

Christine A. Nixon, Esq.
Vice President and Secretary